                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   INTEGRATED MEASUREMENT SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

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

                      INTEGRATED MEASUREMENT SYSTEMS, INC.

                             9525 S.W. GEMINI DRIVE
                               BEAVERTON, OR 97008
                                 (503) 626-7117
                             ______________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD ON MAY 6, 1997

                              ____________________

To the Shareholders of
Integrated Measurement Systems, Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Integrated Measurement Systems, Inc. (the "Company") will be held on Tuesday, May 6, 1997, at 10:00 a.m., local time, at the Embassy Suites, 9000 S.W. Washington Square Road, Tigard, Oregon 97223, for the following purposes:

1. ELECTION OF DIRECTORS. To elect two directors, each to serve for a three-year term and until their successors are duly elected and qualified;

2. APPROVAL OF AMENDMENTS TO STOCK INCENTIVE PLAN. To approve certain amendments to the Integrated Measurement Systems, Inc. 1995 Stock Incentive Plan;

3. RATIFICATION OF APPOINTMENT OF AUDITORS. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

4. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors of the Company has fixed the close of business on March 12, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board of Directors,
                                          /s/ Keith L. Barnes
                                          -----------------------------------
                                          Keith L. Barnes
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER
Beaverton, Oregon
April 1, 1997

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      INTEGRATED MEASUREMENT SYSTEMS, INC.
                             9525 S.W. GEMINI DRIVE
                               BEAVERTON, OR 97008
                                 (503) 626-7117
                             ______________________

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 6, 1997
                              _____________________

                                  INTRODUCTION

GENERAL

     This Proxy Statement is being furnished to the shareholders of Integrated Measurement Systems, Inc., an Oregon corporation ("IMS" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from holders of the outstanding shares of IMS common stock, par value of $0.01 per share (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held at 10:00 a.m. on May 6, 1997, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to elect two members of the Board of Directors, approve certain amendments to the Company's 1995 Stock Incentive Plan, ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1997, and transact such other business as may properly come before the meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of IMS on or about April 1, 1997.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     The Board of Directors has fixed the close of business on March 12, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 1,955 beneficial holders of the 7,474,987 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

     If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, FOR THE APPROVAL OF THE PROPOSED AMENDMENTS TO THE COMPANY'S 1995 STOCK INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting of Shareholders that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

     Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Integrated Measurement Systems, Inc., 9525 S.W. Gemini Drive, Beaverton, Oregon 97008, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.


                   ELECTION OF DIRECTORS

     At the Annual Meeting, two directors will be elected, each for a three-year term and until their successors are duly elected and qualified. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve as directors if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.

     Under the Company's bylaws, the directors are divided into three classes and, after a transitional period, will serve for terms of three years, with one class being elected by the shareholders each year. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are duly elected and qualified. There is no cumulative voting for election of directors.

     INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS. The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age at April 1, 1997, principal occupation or employment during the past five years, the periods during which he has served as a director of IMS and positions currently held with IMS.

                                           DIRECTOR  EXPIRATION OF
                                  AGE       SINCE       TERM       POSITIONS HELD WITH IMS
                                  ---      --------  ------------  -----------------------
----------------------

   NOMINEES:
   H. Raymond Bingham              51        1993      1997        Chairman of the Board
   Milton R. Smith                 61        1997      1997        Director

   CONTINUING DIRECTORS:
   C. Scott Gibson                 44        1995      1998        Director
   Keith L. Barnes                 45        1989      1998        President, Chief Executive
                                                                   Officer and Director
   James M. Hurd                   48        1995      1999        Director
   James E. Solomon                60        1995      1999        Director


     H. RAYMOND BINGHAM. Mr. Bingham has been a director of the Company since 1993 and Chairman of the Board since May 1995. Mr. Bingham joined Cadence Design Systems, Inc. ("Cadence") in June 1993 as Executive Vice President and Chief Financial Officer. From June 1985 to May 1993 he served as Executive Vice President and Chief Financial Officer of Red Lion Hotels and Inns, which owns and operates a chain of hotels. Mr. Bingham serves as a director of Sunstone Investors Inc.

     MILTON R. SMITH. Mr. Smith will commence serving as a director of the Company on April 1, 1997. Mr. Smith is a private investor and consultant. From September 1994 to February 1995 Mr. Smith served as President and Chief Executive Officer of Zeelan Technology, Inc., a software company. From October 1992 to May 1994 Mr. Smith served as President and Chief Executive Officer of Thrustmaster, Inc., a manufacturer of interactive control devices for personal computers. From September 1992 to January 1993, Mr. Smith held executive positions with two software companies, Test System Strategies, Inc. and Analogy, Inc. From October 1986 until January 1992, Mr. Smith held at various times the positions of Chairman of the Board, President and Chief Executive Officer of Floating Point Systems, Inc. In October 1991, Floating Point Systems, Inc. filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Pursuant to an order of the Bankruptcy Court, substantially all of the assets of Floating Point Systems, Inc. were sold to a wholly-owned subsidiary of Cray Research, Inc. Mr. Smith serves on the Board of Directors of Thrustmaster, Inc., a public company, and RapidFire Software, Inc., TFR Technologies, Inc. and Distribution Sciences Corporation, private companies.

     C. SCOTT GIBSON. Mr. Gibson has served as a director of the Company since May 1995. Mr. Gibson co-founded Sequent Computer Systems, Inc., a computer system supplier, in 1983 and served as Sequent's President from 1988 through March 1992. Mr. Gibson serves as a director of Adaptive Solutions, Inc., Inference Corp., Radisys Corporation and Triquint Semiconductor, Inc. Mr. Gibson also serves as a Vice Chairman of the Oregon Graduate Institute of Science and Technology and as a director of several privately held technology companies.

     KEITH L. BARNES. Mr Barnes has been the Company's Chief Executive Officer since May 1995, the Company's President since April 1991 and became a director of the Company in 1989. From 1989 to 1991, Mr. Barnes was the Company's General Manager. Mr. Barnes is a member of the Board of Trustees for the Oregon Graduate Institute of Science and Technology. Mr. Barnes is Chairman Ex-officio of the American Electronics Association, Oregon Council, and was a member of the Board of Directors of the American Electronics Association in 1993. Mr. Barnes is a director of Data I/O Corporation, a public company that provides programming and handling equipment for the design and manufacture of programmable integrated circuits.

     JAMES M. HURD. Mr. Hurd has served as a director of the Company since May 1995. Mr. Hurd co-founded Planar Systems, Inc., a publicly traded manufacturer of high performance information displays and has served as its President and Chief Executive Officer since 1983. Mr. Hurd is also a director of Planar Systems, Inc. Mr. Hurd is a member of the Board of Trustees for the Oregon Graduate Institute of Science and Technology.

     JAMES E. SOLOMON. Mr. Solomon has served as a director of the Company since April, 1995. Mr. Solomon currently serves as President and Chief Executive Officer of XULU Entertainment, Inc. Mr. Solomon served a Senior Vice President and Chief Technology Officer for Cadence from February 1994 to May 1996. Mr. Solomon has served as Senior Vice President of Cadence's Analog Division from January 1993 to February 1994 and as President of Cadence's Analog Division from December 1988 until May 1989. Mr. Solomon is also the Chairman of the Board of Smart Machines, Inc. and XULU Entertainment, Inc., private companies.

     BOARD OF DIRECTORS COMMITTEES AND NOMINATIONS BY SHAREHOLDERS. The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 3.16 of the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

     During 1996 the Company's Board of Directors held five meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

     The Board of Directors has appointed a standing Audit Committee which, during the fiscal year ended December 31, 1996, conducted two meetings. The members of the Audit Committee currently are Messrs. Gibson, Hurd and Bingham. The Audit Committee reviews the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and the Board of Directors' response to that letter, if deemed necessary. The Board of Directors also has appointed a Compensation Committee which reviews executive compensation and establishes executive compensation levels and also administers the Company's stock option plans and the 1995 Employee Stock Purchase Plan. During the fiscal year ended December 31, 1996, the Compensation Committee held 16 meetings. The members of the Compensation Committee currently are Messrs. Gibson and Smith.

     See "Management - Executive Compensation" for certain information regarding compensation of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES NAMED IN THIS PROXY STATEMENT. If a quorum is present, the Company's bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the executive officers of the Company.


NAME                AGE  POSITION
----                ---  --------
Keith L. Barnes     45   President, Chief Executive Officer and Director
Sar Ramadan         54   Chief Financial Officer, Secretary and Treasurer
Mark Allison        40   Vice President, Marketing
W. Barry Baril      45   Vice President, Engineering
David L. Brinker    46   General Manager, Test Software Division
James P. Fraine     41   Vice President, Sales
Donald E. Grant     55   Vice President, Operations
Gwyn Harvey         43   Director of Human Resources
Kenneth R. Lindsay  52   Vice President, Asia Operations


     Information concerning the principal occupation of Mr. Barnes is set forth under the heading "Election of Directors." Information concerning the principal occupation during at least the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

     SAR RAMADAN. Mr. Ramadan joined the Company in 1993 as Chief Financial Officer and was elected Secretary and Treasurer in 1995. Prior to joining IMS, Mr. Ramadan held the positions of Finance Director and Chief Accounting Officer of Mentor Graphics Corp., a supplier of EDA software, from 1987 to 1993. In addition he was Vice President of Finance for CAD/CAM Resources Inc., between 1985 and 1987, and Vice President Group Controller at Computervision Corporation, a computer aided mechanical design business, from 1979 to 1985.

     MARK ALLISON. Mr. Allison joined the Company in November 1995 as Vice President of Marketing. Prior to joining the Company, Mr. Allison was Director of Memory Marketing for Credence Corporation during 1995 and Director of Marketing for Megatest Corporation, from 1985 to 1995. Both companies are ATE manufacturers.

     W. BARRY BARIL. Mr. Baril is a founder of the Company, and has been the Vice President of Engineering since the Company's inception in 1983.
Previously, Mr. Baril was Engineering Group Manager for the Logic Analyzer Division of Tektronix, a high technology company, for one year, Hybrid Circuit Project Manager and Group Leader for three years in Tektronix labs, and a Hybrid Circuit Project Manager and Design Engineer for four years at Burr Brown, an analog integrated circuit company.

     DAVID L. BRINKER. Mr. Brinker joined the Company in December 1996 as General Manager, Test Software Division. Prior to joining the Company, Mr. Brinker was President and Chief Executive Officer of TView, Inc., a multimedia hardware company. From 1994 to July 1996, Mr. Brinker was Chief Financial Officer of Summit Design Systems, a supplier of EDA software. Between 1986 and 1994, Mr. Brinker held a variety of positions with Mentor Graphics, a supplier of EDA software, including Vice President of Worldwide Sales, Vice President of International Sales and Vice President of Asia.

     JAMES P. FRAINE. Mr. Fraine joined the Company in 1994 as Vice President of Sales. Prior to joining the Company, he was the National Sales Manager at Teradyne, Inc., an ATE company, from 1989 to 1994 and held the position of Account Manager at GenRad, Inc. from 1976 to 1986. In addition, Mr. Fraine has held several sales and marketing positions at STS/Axiom Technology, Inc., a mixed signal test equipment company.

     DONALD E. GRANT. Mr. Grant joined the Company in 1989 as Vice President of Operations. Prior to joining the Company, Mr. Grant was Director of Manufacturing at Protocol Systems, Inc., a medical device manufacturer, from 1986 to 1989 and Director of Operations at Kentrox Industries from 1983 to 1986. Mr. Grant held various manufacturing positions with Hewlett Packard from 1972 to 1983.

     GWYN HARVEY. Ms. Harvey joined the Company in 1987 as Director of Human Resources. Prior to joining the Company, Ms. Harvey worked in a variety of human resources positions with Metheus Corporation, Computervision Corporation, Metheus-Computervision, Inc., Sierracin-EOI and Fairchild, a Schlumberger Company.

     KENNETH R. LINDSAY. Mr. Lindsay is a founder of the Company, and has served as Vice President of Asia Operations since 1992, Asian Business Manager from 1989 to 1992 and Vice President and Director of Marketing from 1983 to 1989. Prior to joining the Company, Mr. Lindsay was Worldwide Marketing Manager for the Semiconductor Test Systems Division of Tektronix, and also held other marketing, management, and engineering positions at Tektronix.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides certain summary information concerning compensation of the Company's Chief Executive Officer and each of the five other most highly compensated executive officers of the Company (collectively, the "named executive officers"), for the fiscal years ended December 31, 1994, 1995 and 1996.
                               SUMMARY COMPENSATION TABLE


                                                                                            Long-Term
                                                     Annual Compensation                   Compensation
                                               ----------------------------                -------------
                                                                        Other Annual       Stock Options      All Other
 Name and Principal Position         Year       Salary       Bonus      Compensation           Granted        Compensation
 ---------------------------         ----      -------      ------      -------------      -------------     -------------

 Keith L. Barnes . . . . . . . . .   1994      $185,000      $58,366    $ 7,115(1)          157,500(2)         $7,493(3)
 President and Chief Executive       1995       195,000       98,886     11,538(1)           84,000             7,654(3)
 Officer                             1996       200,000      139,250     12,939(4)          120,000             6,000(5)

 Sar Ramadan . . . . . . . . . . .   1994      $104,813       20,528         --              33,750(2)            920(6)
 Chief Financial Officer             1995       112,250       32,246         --              47,000             2,223(6)
                                     1996       127,744       41,909         --              10,000             2,130(6)

 W. Barry Baril  . . . . . . . . .   1994       108,760       30,831         --              33,750(2)          1,579(6)
 Vice President, Engineering         1995       113,440       31,149      4,423(1)           70,000               361(6)
                                     1996       122,500       37,699         --              10,000             1,407(6)

 Marvin S. Wolfson(7)  . . . . . .   1994       124,080       37,626         --                 --                404(6)
 Former General Manager, Test        1995       124,080       28,265         --              31,000               404(6)
 Software Division                   1996       124,080       28,705         --               5,000               404(6)

 Don Grant . . . . . . . . . . . .   1994        97,207       16,166         --              33,750(2)            832(6)
 Vice President, Operations          1995       102,302       25,705      4,000(1)           47,000               891(6)
                                     1996       116,000       31,844         --              10,000             2,604(6)

 Mark Allison  . . . . . . . . . .   1994          --           --           --                 --                 --
 Vice President, Marketing           1995        10,195         --           --              26,000                19(6)
                                     1996       112,000       27,473         --                 --             38,506(8)

__________________

(1)  Reflects a cash payment in lieu of vacation
(2) Reflects options to purchase shares of Cadence Common Stock (after giving effect to 3-for-2 stock splits of the outstanding shares of Cadence effective October 16, 1995 and May 16, 1996).
(3) Represents automobile allowance and Company payments of additional insurance premiums
(4) Represents Company reimbursements for organization dues, Company payments of additional insurance premiums and reimbursement of certain travel expenses.
(5)  Represents automobile allowance.
(6) Represents Company payments of additional insurance premiums and, in certain cases, reimbursement of certain travel expenses.
(7) Mr. Wolfson ceased to be an executive of the Company immediately prior to the Company's fiscal year end.
(8) Represents relocation reimbursement and Company payments of additional insurance premiums.

STOCK OPTIONS

     The following table sets forth certain information concerning options granted to the named executive officers during the year ended December 31, 1996 under the Company's 1995 Stock Incentive Plan.

                                                  OPTION GRANTS IN LAST FISCAL YEAR
                                                                                             POTENTIAL REALIZABLE
                               NUMBER OF     PERCENT OF                                      VALUE AT ASSUMED
                              SECURITIES    TOTAL OPTIONS                                    ANNUAL RATES OF STOCK
                               UNDERLYING    GRANTED TO        EXERCISE                      PRICE APPRECIATION
                                OPTIONS     EMPLOYEES IN       PRICE PER    EXPIRATION       FOR OPTION TERM(3)
                               GRANTED(1)   FISCAL 1996        SHARE(2)        DATE        5%              10%
                               ----------- ---------------     --------     ----------    -----           -----
   NAME
   ----
   Keith L. Barnes............ 120,000          27%             $13.25        3/8/06      $999,942    $2,534,051
   Sar Ramadan................  10,000           2%              12.75        2/7/06        80,184       203,202
   W. Barry Baril.............  10,000           2%              12.75        2/7/06        80,184       203,202
   Marvin S. Wolfson..........   5,000           1%              12.75        2/7/06        40,092       101,601
   Don Grant..................  10,000           2%              12.75        2/7/06        80,184       203,202
   Mark Allison...............      --           --                --           --            --           --

___________________________

1) Options granted become exercisable starting with the end of the month of the grant date, with 1/48th of the total number of options granted becoming exercisable at that time and with an additional 1/48th of such options becoming exercisable each month thereafter, with a total four-year vesting period.

2) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock at the time of grant.

3) The potential realizable value is calculated based upon the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimates or projection of the future Common Stock price. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future periods.

OPTION EXERCISES AND HOLDING

     The following table sets forth certain information with respect to the named executive officers concerning the exercise of options granted under the Company's 1995 Stock Incentive Plan during the year ended December 31, 1996, and the value of unexercised options held as of December 31, 1996.

                                                       NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                       SHARES                         UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                       ACQUIRED                        OPTIONS AT FY-END(1)                  AT FY-END (1)(2)
                         ON             VALUE         ----------------------------      --------------------------
 NAME                 EXERCISE(1)      REALIZED(1)    EXERCISABLE    UNEXERCISABLE      EXERCISABLE  UNEXERCISABLE
 ----                -----------      ------------   ------------    -------------      -----------  -------------
 Keith L. Barnes....     --                --           47,506          156,494         $362,227     $878,274
 Sar Ramadan........     --                --           21,877           35,123          184,417      278,958
 W. Barry Baril.....     --                --           31,456           48,544          269,431      398,069
 Marvin S. Wolfson..     --                --           14,063           21,937          119,939      178,311
 Don Grant..........     --                --           21,877           35,123          184,417      278,958
 Mark Allison.......     --                --            7,057           18,943           32,639       87,611

_____________________

(1) The above table excludes information regarding exercises and the year-end value of options to acquire shares of Common Stock of Cadence Design Systems, Inc. granted prior to the Company's initial public offering while the Company was a wholly-owned subsidiary of Cadence. Cadence offers its employees a stock option program, including employees employed by subsidiaries of Cadence. Prior to contemplation of the Company's initial public offering, Cadence offered options to acquire Common Stock of Cadence to Company employees and officers under the stock option program. All of the options to acquire Common Stock of Valid Logic, Inc. held by Company employees as of the 1991 merger of Cadence and Valid Logic, Inc., of which the Company was then a subsidiary, were exchanged for options to acquire shares of Common Stock of Cadence. The options to acquire Common Stock of Cadence have been vesting since Cadence's merger with Valid Logic, Inc. No options to acquire Common Stock of Cadence were granted in 1996 to any officers of the Company. In 1996, Company employees, including officers, exercised 196,627 options to acquire Common Stock of Cadence and realized gains of approximately $5,556,000. Of the 196,627 options exercised, officers of the Company exercised options for 92,732 shares of Cadence Common Stock and realized gains of approximately $2,490,000. The named executive officers accounted for gains of approximately $2,051,000.

     Gains from the exercise and sale of Cadence options do not impact the Company's expenses or results of operations. Furthermore, such options do not enter into the calculation of the Company's outstanding shares nor its earnings per share calculations.

     The Shares Acquired on Exercise, Value Realized, Number of Securities Underlying Unexercised Options at FY-End (Exercisable/Unexercisable) and Value of Unexercised In-the-Money Options at FY-End (Exercisable/ Unexercisable) with respect to the Cadence options held by the named executive officers is as follows: Mr. Barnes-23,732, $655,843, 3,765, 26,252, $125,265 and $873,426; Mr. Ramadan-14,060, $393,841, 2,344, 16,408,
     $77,196 and $534,314; Mr. Baril-13,750, $420,711, 51, 11,392, $1,684 and
     $377,158; Mr. Wolfson-5,500, $198,458, 5,435, 0, $190,338 and $0; Mr.
     Grant-11,498, $381,651, 2,109, 10,548, $69,641 and $348,304; Mr. Allison-0,
     $0, 0, 0, $0, $0.

(2) Amounts reflected are based upon the market value of the underlying securities at fiscal year end minus the exercise price.

EXECUTIVE DEFERRED COMPENSATION PLAN

     On July 1, 1996, the Company implemented an Executive Deferred Compensation Plan (the "Deferred Compensation Plan") for the purpose of providing eligible executives and employees with a program for deferring compensation earned during employment. Under the terms of the Deferred Compensation Plan, eligible executives and employees of the Company may make voluntary contributions to the Plan as a percentage of compensation, but such percentage may not exceed the limitations stated in the Deferred Compensation Plan. The voluntary contributions are invested in a variety of investment funds for the intended use of paying plan benefits when participating executives and employees become eligible to receive such benefits under the terms of the Deferred Compensation Plan. The Company currently does not match executive or employee contributions and does not intend to do so in the foreseeable future.

EMPLOYMENT CONTRACTS

     The Company has entered into Employment Agreements with each of the named executive officers. Each such Employment Agreement is terminable by either party. If the executive officer resigns voluntarily or is properly terminated for cause, all pay and benefits under the agreement will cease as of the date of such resignation or termination. If the executive officer is terminated other than for cause (including the voluntary resignation by an officer upon a breach by the Company of its obligations to the executive officer), the executive officer would receive all base salary, commissions and bonuses earned through the date of termination plus a payment equal to all accumulated but unused vacation and sick leave. In addition, the officer would be entitled to continued vesting of options (or alternatively be paid the in-the-money value of such options), certain benefits, and payment of base salary for a severance period, which is two years in the case of Mr. Barnes, 18 months in the case of Mr. Ramadan and six months for each other executive officer. By agreement with Cadence, Cadence would also accelerate any Cadence options that the executive officer may hold which would, by their original vesting schedule, vest on or before July 1, 1997. If there is a change in control of the Company, then the vesting schedule of the Company options held by the named executive officers would accelerate so that all such options would become immediately exercisable. Additionally, all Cadence options that would have vested by July 1, 1997 (or the in-the-money value) would also be paid.

     The Company has entered into a separation agreement with Marvin S. Wolfson, the Company's former General Manager, Test Software Division. Under this Agreement, Mr. Wolfson will remain an employee of the Company at his current salary and benefits through June 1997. From July through December 1997, Mr. Wolfson will remain a consultant of the Company and would be compensated for consulting services as rendered.

DIRECTOR COMPENSATION

     The members of the Company's Board of Directors are reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. In addition, the Company's Chairman of the Board receives an annual retainer of $18,000 and each nonemployee member of the Board of Directors, other than the Chairman, receives an annual retainer of $12,000. Each nonemployee director also receives $1,000 for each Board meeting attended and $1,000 for each meeting of a committee of the Board attended. In 1996, each nonemployee director received certain stock options under the Company's 1995 Stock Option Plan for Nonemployee Directors. If the proposed amendments to the 1995 Stock Incentive Plan are approved at the Annual Meeting, the 1995 Stock Option Plan for Nonemployee Directors will be terminated and nonemployee directors will receive future option grants under the Company's 1995 Stock Incentive Plan.

COMPENSATION COMMITTEE REPORT

     Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's President and Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

     EXECUTIVE COMPENSATION PHILOSOPHY. The Compensation Committee of the Board of Directors is composed entirely of nonemployee directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

     EXECUTIVE COMPENSATION COMPONENTS. The key components of the Company's compensation program are base salary, cash bonuses and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of shareholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

     BASE SALARY. Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base pay increases are provided to executive officers based on an evaluation of each executive's performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing managers and employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for 1996 were reasonable as compared to amounts paid by companies of similar size.

     CASH BONUSES. The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company performance criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, each year the Compensation Committee establishes cash bonuses for executive officers based on the Company's achievement of certain performance criteria. For fiscal 1996, the Company's executive officers received aggregate cash bonuses equal to approximately 29% of the total base salaries paid to such officers based on the Company's achievement of established performance goals.

     STOCK OPTIONS. The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a number of years. In 1996, options to purchase a total of 220,000 shares of the Company's Common Stock were granted to the Company's executive officers (including the Company's Chief Executive Officer) with exercise prices equal to the fair market value of the underlying Common Stock on the date of grant.

These options generally vest 1/48th per month commencing at the end of the month in which the options were granted and expire ten years from the date of grant.


     COMPENSATION OF CHIEF EXECUTIVE OFFICER. Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by Keith L. Barnes, the Company's President and Chief Executive Officer and a director of the Company, for services rendered in 1996. Mr. Barnes received a base salary of $200,000 for 1996. He also earned a $139,250 cash bonus. Mr. Barnes received the bonus payable based upon achieving a performance goal specified in advance by the Compensation Committee. In March 1996, Mr. Barnes received options to purchase 120,000 shares of the Company's Common Stock.

COMPENSATION COMMITTEE

C. Scott Gibson
Milton R. Smith


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during the fiscal year ended December 31, 1996 were C. Scott Gibson and Delbert W. Yocam. Mr. Yocam resigned from the Board of Directors in January 1997 and, on April 1, 1997, Milton R. Smith was appointed to fill the vacancy created by such resignation.


STOCK PERFORMANCE GRAPH

     The following line graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market Index and an index of peer companies selected by the Company. The total cumulative return on investment (change in stock price plus reinvested dividends) for each of the periods for the Company's Common Stock, the Nasdaq Stock Market Index and the peer group index is based upon an assumed investment of $100 in the Company's Common Stock and each index on July 21, 1995, the date of the Company's initial public offering.

DATA POINTS FOR PERFORMANCE GRAPH


DATA POINTS FOR PERFORMANCE GRAPH

 NAME                    7/21/95   8/31/95   9/30/95   10/31/95  11/30/95  12/31/95  1/31/96   2/27/96   3/31/96
 ----                    -------   -------   -------   --------  --------  --------  -------   -------   -------
 IMSC                    100.00    130.68    120.45    122.73    119.32    134.09    127.27    118.18    142.05
 Nasdaq Index            100.00    102.03    104.37    103.77    106.21    105.65    106.17    110.21    110.58
 Peer Group              100.00    102.56    103.23    109.42    102.83    105.13    93.85     102.71    101.13

 NAME                    4/30/96   5/31/96   6/30/96   7/31/96   8/31/96   9/30/96   10/30/96  11/30/96  12/31/96
 ----                    -------   -------   -------   -------   -------   -------   --------  --------  --------
 IMSC                    172.73    238.64    234.09    120.45    156.82    150.00    142.05    161.36    157.95
 Nasdaq Index            119.75    125.25    119.61    108.95    115.06    123.87    122.51    130.10    129.95
 Peer Group              120.42    131.53    117.59    107.37    104.85    127.37    130.31    136.34    136.67


     The above graph compares the performance of the Company with that of the Nasdaq Stock Market Index and a group of peer companies with the investment weighted on market capitalization. Companies in the peer group are as follows:
Cadence Design Systems, Inc., Credence Design Systems, Inc., Electroglas, Inc., KLA Instruments, Inc., LTX Corp., Mentor Graphics, Inc., Synopsys, Inc., Tencor Instruments, Inc., Teradyne, Inc. and Viewlogic Systems, Inc. The past performance of the

Company's Common Stock is not an indication of future performance. There can be no assurance that the price of the Company's Common Stock will appreciate at any particular rate or at all in future years.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires that the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on its review of the copies of such reports received by it with respect to fiscal 1996 and written representations from reporting persons that no other reports were required, during fiscal 1996 its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have complied with all applicable Section 16(a) filing requirements.


                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

     In certain foreign markets, primarily Europe, the Company invoices its customers through Cadence subsidiaries. The Company reimbursed Cadence through the intercompany account for the cost of the Company's dedicated sales agents in these markets due to the fact that these dedicated sales agents are employees of Cadence subsidiaries and are located in Cadence facilities. During the last fiscal year the amount of such reimbursements was approximately $2,223,000. The dedicated sales agents, who are employees of Cadence subsidiaries, sell and support Company products on a full time basis and coordinate their efforts with the Company's manufacturing facility in the United States.

     Cadence provides selling, service and production support related to the Company's Virtual Test Software and charges the Company for the cost of such services. These costs, which have been charged to the Company, were approximately $287,000 for the fiscal year ended December 31, 1996.

     For the fiscal year ended December 31, 1996, Cadence charged the Company for the costs of utilization of certain domestic sales offices and other services. The amount of such costs was approximately $98,000.

     In December 1996, the Company sold a mixed-signal Test Station to Cadence for a purchase price of approximately $1,260,000.

            STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the ownership of the Common Stock as of March 12, 1997 with respect to: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's nominees for election as director, (iv) each of the Company's named executive officers and (v) all directors and executive officers as a group.

                                      SHARES OF COMMON
                                      STOCK BENEFICIALLY       PERCENT OF COMMON
NAME AND BUSINESS ADDRESS                   OWNED (1)          STOCK OUTSTANDING
-------------------------             ------------------       -----------------
Cadence Design Systems, Inc..........     2,759,000               36.9%
2655 Seely Road, Bldg 5, MS 5B2
San Jose, CA  95134
Kopp Investment Advisors, Inc. (2)...       702,550                9.4%
LeRoy C. Kopp
6600 France Avenue South, Suite 672
Edina, MN  55435
Keith L. Barnes......................        67,396                   *
Sar Ramadan..........................        31,520                   *
W. Barry Baril.......................        38,906                   *
Marvin S. Wolfson....................            --                  --
Donald E. Grant......................        29,404                   *
Mark Allison.........................        10,038                   *
H. Raymond Bingham...................         9,389                   *
C. Scott Gibson......................        11,489                   *
James M. Hurd........................         7,389                   *
Milton R. Smith......................         1,000                   *
James E. Solomon.....................         7,389                   *
Executive Officers and Directors as a
 group (14 persons)..................       248,260                3.2%

___________________________

 *  less than one percent

(1) Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from March 12, 1997 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 12, 1997 is as follows:
     Mr. Barnes - 62,009; Mr. Ramadan - 29,972; Mr. Baril - 38,330; Mr. Grant - 29,128; Mr. Allison - 10,038; Messrs. Bingham, Gibson, Hurd and Solomon - 7,389; all Executive Officers and Directors as a group - 230,879.

(2) This information as to beneficial ownership is based on a Schedule 13G filed by Kopp Investment Advisors, Inc. on behalf of itself, LeRoy C. Kopp and the Caring and Sharing Foundation. Kopp Investment Advisors, Inc. had sole voting power of 55,000 shares and shared dispositive power over 682,000 shares; LeRoy C. Kopp had sole voting power over 702,550 shares; the Caring and Sharing Foundation had sole voting power and sole dispositive power of 20,000 shares. The Schedule 13G states that the parties disclaim beneficial ownership of 702,550 shares which are held in a representative of fiduciary capacity.

               APPROVAL OF AMENDMENTS TO 1995 STOCK INCENTIVE PLAN

     The Company maintains its 1995 Stock Incentive Plan (the "1995 Plan") to attract and retain experienced and competent employees and others who provide services to the Company and to provide an incentive to such persons to exert their best efforts on behalf of the Company. A total of 1,250,000 shares of Common Stock have been reserved for issuance under the 1995 Plan. As of April 1, 1997, approximately 331,270 shares remained available for grant under the 1995 Plan. The Board of Directors believes that additional shares will be needed under the 1995 Plan to provide appropriate incentives to employees and others, as well as to provide for option grants to the Company's nonemployee directors, which grants, if the proposed amendments to the 1995 Plan are approved, will in the future be made under the 1995 Plan rather than under a separate formula plan. Accordingly, the Board of Directors has approved, and recommends shareholder adoption of, an amendment to the 1995 Plan that would increase from 1,250,000 shares to 1,620,000 shares the number of shares of Common Stock that are reserved for issuance under the 1995 Plan. Because the officers, directors and employees of the Company who may participate in the 1995 Plan and the amount of their options will be determined on a discretionary basis by the Compensation Committee or the full Board of Directors, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's officers, directors and employees.

     The Board of Directors has also approved, and recommends shareholder adoption of, amendments to the 1995 Plan to conform its provisions to certain requirements of the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Under Section 162(m) of the Code, publicly-held companies may be limited as to income tax deductions to the extent total remuneration (including compensation received through the exercise of stock options) for certain executive officers exceeds $1 million in any one year. However, Section 162(m) provides an exception for "performance-based" remuneration, including stock options. Section 162(m) requires that certain actions must be taken by a compensation committee of two or more outside directors and that the material terms of such remuneration must be approved by a majority vote of the shareholders in order for stock options to qualify as "performance-based" remuneration.

     Although the 1995 Plan was previously approved by shareholders, regulations adopted pursuant to Section 162(m) which establish the requirements for determining whether options will be treated as "performance-based" remuneration require stock option plans to set forth the maximum number of options that may be awarded to any employee in any one year. Accordingly, the Board of Directors approved an amendment to the 1995 Plan to establish a limitation on the number of options that may be awarded to any employee under the 1995 Plan in any calendar year of 200,000.

     Other amendments approved by the Board of Directors and submitted to the shareholders for approval principally relate to the elimination of certain restrictions in the 1995 Plan that are no longer necessary or appropriate based on recent changes to the rules promulgated under Section 16 of the Securities Exchange Act of 1934. These amendments include amending the definition of "Consultant" to include nonemployee directors, eliminating the requirement that shareholders approve certain amendments to the 1995 Plan, amending the transferability restriction to give the plan administrator the ability to grant transferable options and eliminating a six month holding period requirement for Company affiliates.

     The following is a summary of the basic terms and provisions of the 1995 Plan. Shareholders are encouraged to review the complete copy of the 1995 Plan attached to this Proxy Statement as Exhibit A, which is marked to indicate the proposed amendments.

     The 1995 Plan, which was approved by the Company's sole shareholder on May 11, 1995, provides for grants of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "non-qualified stock options" which are not qualified for treatment under Section 422 of the Code, and for direct stock grants and sales to employees or consultants of the Company. The purposes of the 1995 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to the employees and consultants of the Company and to promote the Company's business. The 1995 Plan is administered by the Compensation Committee of the Board of Directors.

     The term of each option granted under the 1995 Plan will generally be ten years from the date of grant, or such shorter period as may be established at the time of the grant. An option granted under the 1995 Plan may be exercised at such times and under such conditions as determined by the Compensation Committee. If a person who has been granted an option ceases to be an employee or consultant of the Company, such person may exercise that option only during the exercise period established by the Compensation Committee at the time the options were granted, which shall not exceed 90 days after the date of termination, and only to the extent that the option was exercisable on the date of termination. If a person who has been granted an option ceases to be an employee or consultant as a result of such person's total and permanent disability, such person may exercise that option at any time within twelve months after the date of termination, but only to the extent that the option was exercisable on the date of termination. Except as otherwise provided in the agreement evidencing the terms of an option grant, no option granted under the 1995 Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance during the twelve month period after the date of death to the extent that such option was exercisable on the date of death.

     The exercise price of incentive stock options granted under the 1995 Plan may not be less that the fair market value of a share of Common Stock on the last market trading day prior to the date of grant of the option and incentive options granted to greater than 10% shareholders may not be granted for less than 110% of fair market value. Non-qualified stock options may be granted at the price determined by the plan administrator. The consideration to be paid upon exercise of an option, including the method of payment, will be determined by the Compensation Committee and may consist entirely of cash, check, shares of Common Stock or any combination of such methods of payment as permitted by the Compensation Committee.

     The 1995 Plan will continue in effect until May 2005, unless earlier terminated by the Board of Directors, but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may amend, terminate or suspend the 1995 Plan at any time as it may deem advisable.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax discussion set forth below is included for general information only. Optionees are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws.

     INCENTIVE STOCK OPTIONS. Certain options authorized to be granted under the 1995 Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee realized ordinary income.

     NON-QUALIFIED STOCK OPTIONS. Certain options authorized to be granted under the 1995 Plan will be treated as non-qualified stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a non-qualified stock option pursuant to the 1995 Plan until the option is exercised. At the time of exercise of a non-qualified stock option, the optionee will realize ordinary compensation income, and the Company will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company's deduction is conditioned upon withholding on the income amount. Upon the sale of shares acquired through the exercise of a non-qualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

     CONSEQUENCES TO THE COMPANY. The Company recognizes no deduction at the time of grant or exercise of an incentive stock option. The Company will recognize a deduction at the time of exercise of a non-qualified stock option on the difference between the option price and the fair market value of the shares on the date of grant. The Company also will recognize a deduction to the extent the optionee recognizes income upon a disqualifying disposition of shares acquired through the exercise of an incentive stock option.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted for approval of the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted as votes cast and have no effect on the results of the vote on this proposal.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Arthur Andersen LLP to act as independent auditors for the Company for the fiscal year ending December 31, 1997, subject to ratification of such appointment by the Company's shareholders.

     Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Arthur Andersen LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 1997. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 1998 annual meeting of shareholders must be received by the Company not later than December 1, 1997, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission (the "SEC"). In addition, the Company's Bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days, nor more than 90 days, prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.


                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 1997 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.


                              COST OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Also, Allen Nelson & Co. may solicit proxies at an approximate cost of $1,200 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. Integrated Measurement Systems, Inc. will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                             ADDITIONAL INFORMATION

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 1996 with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Mr. Sar Ramadan, Integrated Measurement Systems, Inc., 9525 S.W. Gemini Drive, Beaverton, Oregon 97008.

                                          By Order of the Board of Directors

                                          /s/ Keith L. Barnes
                                          ----------------------------------
                                          Keith L. Barnes
                                          President and Chief Executive Officer

Beaverton, Oregon
April 1, 1997

                                                                       EXHIBIT A

                      INTEGRATED MEASUREMENT SYSTEMS, INC.

                            1995 STOCK INCENTIVE PLAN


1.   PURPOSES OF THE PLAN.

     The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

     Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "nonqualified stock options," at the discretion of the Board and as reflected in the terms of the written option agreement. In addition, shares of the Company's Common Stock may be Sold hereunder independent of any Option grant.

2.   DEFINITIONS.

     As used herein, the following definitions shall apply:

     2.1 "ADMINISTRATOR" shall mean the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4.1 of the Plan.

     2.2 "BOARD" shall mean the [X]Committee, if one has been appointed, or the[/X] Board of Directors of the Company[X], if no Committee is appointed[/X].

     2.3    "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     2.4 "COMMITTEE" shall mean a Committee appointed by the Board in accordance with Section 4.1 of the Plan.

     2.5    "COMMON STOCK" shall mean the Common Stock of the Company.

     2.6 "COMPANY" shall mean Integrated Measurement Systems, Inc, an Oregon corporation.

     2.7 "CONSULTANT" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services and any Director of the Company whether or[X], provided that the term "Consultant" shall not include Directors who are only paid a director's fee or who are[/X] not compensated by the Company for their services as Directors.


NOTE: DOUBLE UNDERSCORES INDICATES LANGUAGE ADDED AND STRIKE THROUGHS INDICATE LANGUAGE DELETED.

IN THE EDGAR VERSION, DELETED LANGUAGE IS INDICATED BEGINNING WITH [X] AND ENDING WITH [/X]. INSERTED LANGUAGE IS NOT SPECIFICALLY IDENTIFIED IN THE EDGAR VERSION.

     2.8 "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any sick leave, military leave, or any other leave of absence approved by the Company [X]Board[/X]; provided, however, that for purposes of Incentive Stock Options, any such leave is for a period of not more than ninety days or reemployment upon the expiration of such leave is guaranteed by contract or statute, provided, further, that on the ninety-first day of such leave (where re-employment is not guaranteed by contract or statute) the Optionee's Incentive Stock Option shall automatically convert to a Nonqualified Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.



     2.9    "DIRECTOR" shall mean a member of the Board.

     2.10   "DISABILITY" shall mean total and permanent disability as defined in
Section 22(e)(3) of the Code.

     2.11 "EMPLOYEE" shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither the payment of a director's fee by the Company nor service as a Director shall be sufficient to constitute "employment" by the Company.

     2.12 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     2.13 "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     2.14 "NONQUALIFIED STOCK OPTION" shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     2.15 "NOTICE OF GRANT" shall mean a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

     2.16 "OFFICER" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     2.17   "OPTION" shall mean a stock option granted pursuant to the Plan.

     2.18 "OPTION AGREEMENT" shall mean a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

     2.19   "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

     2.20 "OPTIONEE" shall mean an Employee or Consultant who receives an Option.

     2.21 "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     2.22   "PLAN" shall mean this 1995 Stock Incentive Plan.

     2.23 "RULE 16B-3" shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     2.24 "SALE" or "SOLD" shall include, with respect to the sale of Shares under the Plan, the sale of Shares for consideration in the form of cash or notes, as well as a grant of Shares for consideration in the form of past or future services.

     2.25 "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.


     2.26 "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.


3.   STOCK SUBJECT TO THE PLAN.

     Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and/or Sold under the Plan is 1,620,000 [X]1,250,000[/X] shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.


     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future Option grants and/or Sales under the Plan; provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.   ADMINISTRATION OF THE PLAN.

     4.1    PROCEDURE.

            4.1.1 MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

            4.1.2 ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS SUBJECT TO SECTION 16(B). With respect to Option grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules, if any, governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

            4.1.3 ADMINISTRATION WITH RESPECT TO OTHER PERSONS. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (a) the Board or (b) a Committee designated by the Board, which Committee shall be constituted to satisfy the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

     4.2 POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

            4.2.1 to grant Incentive Stock Options in accordance with
     Section 422 of the Code, or Nonqualified Stock Options;

            4.2.2 to authorize Sales of Shares of Common Stock hereunder;

            4.2.3 to determine, upon review of relevant information and in accordance with Section 8.2 of the Plan, the fair market value of the Common Stock;

            4.2.4 to determine the exercise/purchase price per Share of Options to be granted or Shares to be Sold, which exercise/purchase price shall be determined in accordance with Section 8.1 of the Plan;

            4.2.5 to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option;

            4.2.6 to determine the Employees or Consultants to whom, and the time or times at which, Shares shall be Sold and the number of Shares to be Sold;

            4.2.7 to interpret the Plan;

            4.2.8 to prescribe, amend and rescind rules and regulations relating to the Plan;

            4.2.9 to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option;

            4.2.10 to determine the terms and provisions of each Sale of Shares (which need not be identical) and, with the consent of the purchaser thereof, modify or amend each Sale;

            4.2.11 to accelerate or defer (with the consent of the Optionee) the exercise date of any Option;

            4.2.12 to accelerate or defer (with the consent of the Optionee or purchaser of Shares) the vesting restrictions applicable to Shares Sold under the Plan or pursuant to Options granted under the Plan;

            4.2.13 to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Sale of Shares previously granted or authorized by the Board;

            4.2.14 to determine the restrictions on transfer, vesting restrictions, repurchase rights, or other restrictions applicable to Shares issued under the Plan;

            4.2.15 to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or different numbers of Shares, but having an Option price per Share consistent with the provisions of Section 8 of this Plan as of the date of the new Option grant;

            4.2.16 to establish, on a case-by-case basis, different terms and conditions pertaining to exercise or vesting rights upon termination of employment, whether at the time of an Option grant or Sale of Shares, or thereafter;

            4.2.17 to approve forms of agreement for use under the Plan;

            4.2.18 to reduce the exercise price of any Option to the then current fair market value if the fair market value of the Common Stock covered by such Option shall have declined since the date the Option was granted;[X] and[/X]

            4.2.19 to determine whether and under what circumstances an Option may be settled in cash under subsection 9.6 instead of Common Stock; and

            4.2.20 to make all other determinations deemed necessary or advisable for the administration of the Plan.

     4.3 EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options granted under the Plan or Shares Sold under the Plan.

5.   ELIGIBILITY.

     5.1 PERSONS ELIGIBLE. Options may be granted and/or Shares Sold only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Sold Shares may, if he or she is otherwise eligible, be granted an additional Option or Options or Sold additional Shares.

     5.2 ISO LIMITATION. To the extent that the aggregate fair market value: (i) [X]5.2.1[/X] of [X]s[/X]Shares subject to an Optionee's Incentive Stock Options granted by the Company, any Parent or Subsidiary, which (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5.2, Incentive Stock Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time of grant.

     5.3 SECTION 5.2 LIMITATIONS. Section 5.2 of the Plan shall apply only to an Incentive Stock Option evidenced by an Option Agreement which sets forth the intention of the Company and the Optionee that such Option shall qualify as an Incentive Stock Option. Section 5.2 of the Plan shall not apply to any Option evidenced by a Option Agreement which sets forth the intention of the Company and the Optionee that such Option shall be a Nonqualified Stock Option.


     5.4 NO RIGHT TO CONTINUED EMPLOYMENT. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.



     5.5 OTHER LIMITATIONS. The following limitations shall apply to grants of Options to Employees:

            5.5.1 No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 200,000 Shares.

            5.5.2 In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 200,000 Shares which shall not count against the limit set forth in subsection
     5.5.1 above.

            5.5.3 The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.

            5.5.4 If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the canceled Option shall be counted against the limits set forth in subsections 5.5.1 and 5.5.2 above). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.


6.   TERM OF PLAN.

     The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in
Section 17 of the Plan. It shall continue in effect for a term of ten (10) years, unless sooner terminated under Section 13 of the Plan.

7.   TERM OF OPTION.

     The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten
(10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Notice of Grant.

8.   EXERCISE/PURCHASE PRICE AND CONSIDERATION.

     8.1 EXERCISE/PURCHASE PRICE. The per-Share exercise/purchase price for the Shares to be issued pursuant to exercise of an Option or a Sale shall be such price as is determined by the Administrator, but shall be subject to the following:

            8.1.1     In the case of an Incentive Stock Option

                      (a) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the fair market value per Share on the date of the grant.

                      (b) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.


            8.1.2  In the case of a Nonqualified Stock Option or Sale, the

                   [X](a)  granted or Sold to a person who, at the time of
            the grant of such Option or authorization of such Sale, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the[/X] per Share exercise/purchase price shall be [X]no less than one hunderd ten percent (110%) of the fair market value per Share on the date of the grant or authorization of Sale, unless otherwise expressly[/X] determined by the Administrator.

                    [X](b)  granted or Sold to any other person, the per Share exercise/purchase price shall be no less than eighty five percent (85%) of the fair market value per Share on the date of grant or authorization of Sale, unless otherwise expressly determined by the Administrator.

                      (c) Any determination to sell stock at less than fair market value on the date of the grant or authorization of Sale shall be accompanied by an express finding by the Administrator specifying that the sale is in the best intereset of the Company, and specifying both the fair market value and the grant or sale price of the stock.[/X]

            8.1.3 Any determination to establish an Option exercise price or effect a Sale of Common Stock at less than fair market value on the date of the grant or authorization of Sale shall be accompanied by an express finding by the Administrator specifying that the sale is in the best interest of the Company, and specifying both the fair market value and the Option exercise price or sale price of the Common Stock. [X]In the case of an Option granted or Sale authorized on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six (6) months after the termination of such registration, the per Share exercise/purchase price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant or authorization of Sale.[/X]



     8.2 FAIR MARKET VALUE. The fair market value per Share shall be determined by the Administrator in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing price of the Common Stock (or the closing bid if no sales were reported) for the last market trading day prior to the date of grant of the Option or authorization of Sale or other determination, as reported in THE WALL STREET JOURNAL (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange for the last market trading day prior to the date of grant of the Option or authorization of Sale or other determination, as reported in THE WALL STREET JOURNAL.


     8.3 CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option or pursuant to a Sale, including the method of payment, shall be determined by the Administrator. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist of:

            8.3.1       cash;

            8.3.2       check;

            8.3.3       transfer to the Company of Shares which

                      (a) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and

                      (b) have [X]having[/X] a fair market value on the date of surrender equal to the aggregate exercise price of the Shares to be acquired [X]as to which said Option shall be exercised[/X];

            8.3.4 delivery of instructions to the Company to withhold from the Shares that would otherwise be issued on the exercise that number of Shares having a fair market value at the time of such exercise equal to the Option exercise price;

            8.3.5 such other consideration and method of payment for the issuance of Shares to the extent permitted by legal requirements relating to the administration of stock option plans and issuances of capital stock under state corporate and securities laws and the Code; or

            8.3.6       any combination of the foregoing methods of payment.

     If the fair market value of the number of whole Shares transferred or the number of whole Shares surrendered is less than the total exercise price of the Option, the shortfall must be made up in cash or by check. Notwithstanding the foregoing provisions of this Section 8.3, the consideration for Shares to be issued pursuant to a Sale may not include, in whole or in part, the consideration set forth in subsections (iii) and (iv) above.

9.   EXERCISE OF OPTION.

     9.1 PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

     An Option may not be exercised for a fraction of a Share.


     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under the Option Agreement and
Section 8.3 of the Plan. Each Optionee who exercises an Option shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local tax withholding requirements. An Optionee must also provide a duly executed copy of any stock transfer agreement then in effect and determined to be applicable by the Administrator. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock represented by such stock certificate, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.


     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     9.2 TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability) the Optionee may exercise his or her Option, but only within such period of time as is determined by the Administrator, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed ninety (90) days from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     9.3 DISABILITY OF OPTIONEE. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     9.4 DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     9.5 RULE 16B-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     9.6 BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.


10.  NONTRANSFERABILITY OF OPTIONS.

     Except as otherwise specifically provided in the Option Agreement, an [X] An[/X]Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or, if incapacitated, by his or her legal guardian or legal representative.

11.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

     11.1 CHANGES IN CAPITALIZATION: Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or Sales made or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     11.2 DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each outstanding Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     11.3 MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a Parent or Subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice or such shorter period as the Administrator may specify in the notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the Optionee, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

12.  TIME OF GRANTING OPTIONS.

     The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option. Notice of the determination shall be given to each Optionee within a reasonable time after the date of such grant.

13.  AMENDMENT AND TERMINATION OF THE PLAN.

     13.1 AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable[X]; provided, however, that if required to qualify the Plan under Rule 16b 3 promulgated under Section 16 of the Exchange Act no amendment shall be made more than once every six months that would change the amount, price or timing of the option grants, other than to comport with changes in the Code or the rules and regulations promulgated thereunder; and provided, further, that, if required to qualify the Plan under Rule 16b 3, no amendment shall be made without the approval of the stockholders of the Company in the manner described in Section 17 of the Plan if the amendment would:

          13.1.1 increase the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

          13.1.2 make a change in the designation of the class of Employees or Consultants eligible to be granted Options; or

          13.1.3 if the Company has a class of equity security registered under Section 12 of the Exchange Act at the time of such revision or amendment, cause any material increase in the benefits accruing to particpants under the Plan.[/X]

     13.2 STOCKHOLDER APPROVAL. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

     13.3 EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

14.  CONDITIONS UPON ISSUANCE OF SHARES.

     Shares shall not be issued pursuant to the exercise of an Option or a Sale unless the exercise of such Option or consummation of the Sale and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, applicable state securities laws, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange (including NASDAQ) upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

15.  RESERVATION OF SHARES.

     The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16.  LIABILITY OF COMPANY.

     16.1 INABILITY TO OBTAIN AUTHORITY. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     As a condition to the exercise of an Option or a Sale, the Company may require the person exercising such Option or to whom Shares are being Sold to represent and warrant at the time of any such exercise or Sale that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     16.2 GRANTS EXCEEDING ALLOTTED SHARES. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Option shall be void with respect to such excess Optioned Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 13 of the Plan.

17.  STOCKHOLDER APPROVAL.

     Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

[X]
18.  SIX MONTH HOLDING PERIOD FOR AFFILIATES

     If the Company registers any class of any equity security pursuant to
Section 12 of the Exchange Act, then from the effective date of such registration until six (6) months after the termination of such registration (the Public Period), these limits will apply to each Officer, Director and beneficial owner of ten percent (10%) or more of any class of equity securities of the Company (Affiliates.) During the Public Period, any Affiliate shall hold Shares Sold hereunder at least six months from the date of Sale. During the Public Period, at least six months must elapse from the date of grant of an Option to an Affiliate to the date the Affiliate disposes of the Shares acquired upon exercise of the Option, or (if the Option is disposed of other than be exercise) to the date of disposition of the Option itself.[/X]

                      INTEGRATED MEASUREMENT SYSTEMS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of Integrated Measurement Systems, Inc., an Oregon corporation (the "Company"), hereby appoints Keith L. Barnes and H. Raymond Bingham, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m. on Tuesday May 6, 1997 at the Embassy Suites, 9000 SW Washington Square Road in Tigard Oregon and any adjournments or postponements thereof upon the following matters:

1.  PROPOSAL 1 -- Election of Two Directors for a Three-Year Term

    / /  FOR the nominees listed below (except as indicated below)

    / /  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
                        OUT THAT NOMINEE'S NAME SHOWN.)

                      H. RAYMOND BINGHAM  MILTON R. SMITH

2.  PROPOSAL TO APPROVE AMENDMENTS TO THE 1995 STOCK INCENTIVE PLAN.

        / /  FOR                / /  AGAINST              / /  ABSTAIN

3. PROPOSAL TO RATIFY SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE 1997 FISCAL YEAR.

        / /  FOR                / /  AGAINST              / /  ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please check the box if you plan to attend the Annual Meeting  / /

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE COMPANY'S PROXY STATEMENT AND HEREBY REVOKES ANY OTHER PROXY OR PROXIES PREVIOUSLY GIVEN.
                                                 Dated _________________________
                                                 _______________________________
                                                 Shareholder (print name)
                                                 _______________________________
                                                 Shareholder (sign name)
                                                 Please sign exactly as your
                                                 name appears on the Proxy Card.
                                                 If shares are registered in
                                                 more than one name, the
                                                 signatures of all such persons
                                                 are required. A corporation
                                                 should sign in its full
                                                 corporate name by a duly
                                                 authorized officer, stating
                                                 his/her title. Trustees,
                                                 guardians, executors and
                                                 administrators should sign in
                                                 their official capacity, giving
                                                 their full titles as such. If a
                                                 partnership, please sign in the
                                                 partnership name by authorized
                                                 person(s). If you receive more
                                                 than one Proxy Card, please
                                                 sign and return all such cards
                                                 in the accompanying envelope.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE